Exhibit 4

JOINT FILING AGREEMENT

The undersigned parties each agree that the Statement on Schedule 13D filed herewith relating to the ordinary shares, no par value, of Kenon Holdings Ltd., is being filed on behalf of each of such persons pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

XT INVESTMENTS LTD.

By:	/s/ Eyal Wolfsthal
	Name:	Eyal Wolfsthal
	Title:	General Counsel

XT HOLDINGS LTD.

By:	/s/ Eyal Wolfsthal
	Name:	Eyal Wolfsthal
	Title:	General Counsel